FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report:    March 25, 1997

                         NCC INDUSTRIES, INC.
                      (Exact Name of Registrant)

        Delaware                   0-3305
                                                        62-0643336
(State or other jurisdiction  (Commission File No.)     (IRS Employer
  of incorporation)                                      I.D. No.)

165 Main Street, Cortland, New York                       13045-5428
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      607-756-2841



Item 5. Other Events


          On March 25, 1997, Maidenform Worldwide, Inc. (which owns approximately 92% of the Registrant's outstanding stock ("Maidenform"), announced that it entered into a letter of intent with VF Corporation concerning the purchase of 100% of Maidenform's stock for an undisclosed purchase price (the "Acquisition"). The consummation of the Acquisition is subject to various conditions including the execution of a definitive purchase agreement and governmental approvals. Other terms concerning the Acquisition were not disclosed.

          Maidenform is the largest privately-owned manufacturer of women's intimate apparel in the United
States. VF Corporation (NYSE: VFC) is an international apparel company with leading brands in, among other things, jeanswear, intimate apparel, knitwear, occupational apparel and swim wear.

          For additional information concerning the
Acquisition, reference is hereby made to Maidenform's press release dated March 25, 1997, attached hereto as Exhibit
99.1 to this Form 8-K.












                             SIGNATURES


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NCC Industries,Inc.





Date___________________                          Steven N.Masket
                                              Executive Vice-President





























                              EXHIBIT  INDEX



Exhibit Number                                               Page


    99.1           Press Release regarding:  Maidenform
                   and VF sign letter of intent for VF to
                   acquire Maidenform                        --










































                      MAIDENFORM,  INC.
               90 Park Avenue, New York, New York  10016

For Immediate Release
                              Contact:  Maidenform Worldwide, Inc.
                                                       Don Nathan
                                                     212/484-7782

                MAIDENFORM AND VF SIGN LETTER OF INTENT FOR
                       VF TO ACQUIRE MAIDENFORM


New York,NY, March 25, 1997 - The shareholders of Maidenform Worldwide,Inc. and VF Corporation (NYSE:VFC) announced today that they have signed a letter of intent for VF Corporation to acquire 100% of the outstanding stock of Maidenform. Maidenform owns 92% of the outstanding stock of NCC Industries,Inc. (OTC:NCCD). The transaction is subject to governmental approvals and the execution of a definitive agreement, among other things.
Proposed terms of the transaction were not disclosed.

"Maidenform is clearly one of the premier names in intimate apparel, and could be an excellent strategic fit with our existing imtimate apparel brands," said Mackey J. McDonald, the CEO of VF Corporation.

Elizabeth Coleman, Maidenform Chairwoman and CEO, said, "This proposed transaction would ensure that the historic and world-class Maidenform brands will thrive over the long term with the vitality my family and all our employees have worked so hard to instill. VF Corporation, with its proven leadership in the industry, is ideally suited to grow and develop the Maidenform business."

In the absence of a definitive agreement, both companies said that they would not discuss any aspects of the transaction.

Maidenform Worldwide, Inc. is the largest privately-owned manufacturer of women's intimate apparel in the United States and one of the largest in the world. Maidenform's branded products are sold under the Maidenform, Oscar de la Renta, Lilyette, Flexees, Subtract and Self Expressions labels.

VF Corporation is an international apparel company, with leading brands in jeanswear, intimate apparel, knitwear, playwear, occupational apparel, daypacks and swimwear. The company's primary brands are Lee, Wrangler, Riders, Maverick, Marithe and Francois Girbaud, Vanity Fair, Vassarette, Healthtex, Lee Sport, Red Kap, JanSport and Jantzen. The European intimate apparel brands include Lou, Bolero, Variance, Carina, Siltex, Belcor, Intima Cherry and Gemma.

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